TO:      The Securities and Exchange Commission
         Washington, D.C.  20549

RE:      Consumer Marketing Corporation

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.1 to Registration Statement No. 333-37200 of Consumer Marketing Corporation on Form SB-2 of our report dated August 23, 1999 on the financial statements of Consumer Marketing Corporation appearing in the Prospectus, which is part of this Registration.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Kish, Leake, and Associates
Englewood, Colorado
August 25, 2000